Exhibit 99.1

Investor Relations ir@sohohouseco.com Media and Press press@sohohouseco.com

Soho House & Co Announces First Quarter 2023 Results

LONDON, U.K. May 12, 2023— Soho House & Co Inc. (NYSE: SHCO) (“SHCO,” “Company,” “we” or “our”), a global membership platform that connects a vibrant, diverse, and global group of members, today announced results for the first quarter ended April 2, 2023.

First Quarter 2023 Highlights

•
Total Members in the first quarter 2023 grew to 237,961 from 226,830 in the fourth quarter 2022 and by 38.4% year-over-year
o
Soho House Members grew to 168,685 from 161,975 in Q4 2022, and 28.8% year-over-year
•
SHCO Membership waitlist now sits at an all-time high of over 89,000 and retention rates continue around pre-pandemic levels
•
Total revenues of $255.2 million, 32.9% year-over-year growth
•
Membership revenues of $83.2 million increased by 41.6% year-over-year, accounting for 32.6% of Total revenues
•
In-House revenues grew to $116.1 million up 32.3% year-over-year
o
Revenue Per Available Room (“RevPAR”) was 24.6% higher year-over-year on a Like-for-Like basis
•
Net loss attributable to Soho House & Co Inc. was $16.0 million or $0.08 per share
•
Adjusted EBITDA was $20.1 million, up $17.8 million from the first quarter 2022
•
Opened Soho House Bangkok in Q1 2023
•
Re-financed and upsized Miami mortgage to $140 million at 6.99% in May 2023
•
Changed corporate name to Soho House & Co Inc. on March 20, 2023

“We continue to focus on growing and enhancing membership, while driving operational excellence to deliver long-term growth and profitability. We are pleased with our progress in the quarter as Total revenues grew by 33% year-on-year and Adjusted EBITDA outperformed expectations,” said Andrew Carnie, CEO of SHCO. “We have raised our 2023 Adjusted EBITDA guidance to reflect the strong performance in the first quarter and continued confidence in the growth of our business."

Nick Jones, founder of SHCO, added: “The team under Andrew's leadership continue to deliver on improving the member experience and driving bottom line results. We opened Soho House Bangkok in the quarter, giving our members a third beautiful House in Asia we are really proud of.”

Summary of Financial Results for the Quarter Ending April 2, 2023

	For the 13 Weeks Ended
(in thousands, except shares and per share amount unless otherwise noted)	April 2, 2023	April 3, 2022
Total revenues	$255,209	$192,008
Membership revenues	83,248	58,773
In-House revenues	116,078	87,755
Other revenues	55,883	45,480
Operating income (loss)	962	(47,422)
House-Level Contribution(1)	46,718	29,746
House-Level Contribution margin (%)(1)	24%	21%
Other Contribution(1)	8,138	4,634
Other contribution margin (%)(1)	13%	9%
Net loss attributable to SHCO Inc.	(15,952)	(60,479)
Adjusted EBITDA(1)	20,127	2,330
Adjusted EBITDA margin (%)(1)	8%	1%
Weighted average Class A and Class B Shares outstanding (basic)	195,421,792	202,395,974
Basic and diluted income (loss) per share	$(0.08)	$(0.30)

(1) See “Non-GAAP Financial Measures” for reconciliations of Non-GAAP measures to GAAP measures.

The following selected expenses listed below are not added back in Adjusted EBITDA:

	For the 13 Weeks Ended
(in thousands, unless otherwise noted)	April 2, 2023	April 3, 2022
Pre-opening expenses	$4,994	$4,032
Non-cash rent	2,776	3,403
Deferred registration fees, net	(461)	2,389

We delivered the following highlights against our strategic priorities in the first quarter

1. Grow and Enhance Membership

•
Membership continues to reach new highs benefiting from a record waitlist and continued high retention rates
•
Soho House members grew to 168,685 from 161,975 in Q4 2022, and 28.8% YoY
•
Focused rollout of new initiatives has improved member experience leading to elevated performance across Houses
•
Successfully opened Soho House Bangkok in February 2023, on track to deliver annual target of 5-7 new Soho Houses in 2023

2. Operational Excellence to Drive Profitability

•
We achieved Q1 2023 Adjusted EBITDA of $20.1 million, an increase of $17.8 million compared to Q1 2022
•
In-House revenues grew to $116.1 million in Q1 2023, up from $87.8 million in Q1 2022
•
Like-for-like F&B margins rose 190bps vs. Q1 2019
•
Focus on driving accommodations performance resulted in 24.6% RevPAR growth in Q1 2023 vs. Q1 2022 on a Like-for-Like basis

Membership Summary for the Quarter Ending April 2, 2023

	As of
	April 2, 2023	April 3, 2022
Total Members	237,961	171,927
Soho House	168,685	130,919
Frozen members	2,333	3,519
Soho Friends	62,912	30,141
Soho Works	6,364	5,581
HOME+(1)	—	5,286
SH.APP Active Users	175,323	123,733

(1) At the beginning of August 2022, we merged our HOME+ membership into Soho Friends.

	As of
	April 2, 2023	April 3, 2022
Number of Soho Houses	41	35
North America	14	12
United Kingdom	13	12
Europe/RoW	14	11
Number of Soho House Members	168,685	130,919
North America	61,885	48,953
United Kingdom	63,285	51,280
Europe/RoW	36,031	25,478
All Other	7,484	5,208
Number of Other Members	69,276	41,008
North America	18,894	10,686
United Kingdom	41,756	25,991
Europe/RoW	8,626	4,331
Number of Active App Users	175,323	123,733

Memberships

•
Total Members grew to 237,961 from 226,830 in Q4 2022 and by 38.4% year-over-year
•
Total Soho House Members grew to 168,685 from 161,975 in Q4 2022, as retention rates remained strong, alongside membership intakes in both new and existing Houses
•
Frozen Members was 2,333 at the end of Q1 2023. Frozen members as a % of total membership is below pre-pandemic levels
•
Other Memberships including Soho Friends and Soho Works increased to 69,276 members, an increase of 4,421 from the end of Q4 2022 and a 69% increase year-on-year. In August 2022, we merged our HOME+ members into Friends members to enhance the value for HOME+ members while increasing our share of wallet

Financing

•
Soho House & Co Inc. ended Q1 2023 with Cash and cash equivalents and Restricted cash of $162 million
•
On May 11, 2023, the Company closed on a new $140 million mortgage on its Soho Beach House property in Miami at 6.99%, while paying down its existing $117 million loan outstanding on the property

Fiscal 2023 Guidance Assumptions

The following forward-looking statements reflect our current expectations as of today, May 12, 2023:

	Fiscal 2022 Results	Fiscal 2023 Old Guidance	Fiscal 2023 New Guidance
Total Soho House Members	161,975	>190,000	>190,000
Total Membership Revenues	$273m	$355m - $365m	$355m - $365m
Total Revenues*	$972m	$1.1b - $1.2b	$1.1b - $1.2b
Adjusted EBITDA**	$61m	$120m - $130m	$122m - $132m

*Assumes ~$35m YoY headwind from FX, reflecting EUR/USD at 1.04 and GBP/USD at 1.18 for fiscal 2023

**Without adding back pre-opening costs, non-cash rent and deferred registration fees of ~$25-30m combined for fiscal 2023 as a whole

Conference Call and Webcast:

A conference call and live webcast will be hosted to discuss these results on Friday, May 12, 2023, at 9am ET / 2pm BST.

A live broadcast and accompanying presentation will be available at www.sohohouseco.com.

To listen to the live conference call via telephone, please dial:

USA

New York (646) 307 1963

USA & Canada Toll-Free (800) 715 9871

UK

London +44 20 3481 4247
UK Toll-Free +44 800 260 6466

Conference ID 6004836

A replay of the webcast will be available on our website following the call for up to 90 days.

Contacts:

Investor Relations: ir@sohohouseco.com

Press: press@sohohouseco.com

Non-GAAP Financial Measures

This presentation contains certain financial measures, including Adjusted EBITDA, House-Level Contribution and Margin, Other Contribution and Margin and certain financial measures presented on a Constant Currency basis that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (‘GAAP’). We refer to these measures as ‘non-GAAP financial measures.’ We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure. See Appendix for a definition of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures.

We provide earnings guidance using both GAAP and non-GAAP financial measures. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure cannot be provided without unreasonable efforts and is not provided herein because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that are made for future changes in foreign exchange and the other adjustments reflected in our reconciliation of historical non-GAAP financial measures, the amounts of which, could be material.

The information in this presentation should be read in conjunction with our Annual and Quarterly Reports on Form 10-K and Form 10-Q and other information that we file with the SEC. The reconciliations of non-GAAP financial measures are an integral part of the information presented herein. You can access these documents on our website, www.sohohouseco.com, free of charge, as well as amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on our website is not incorporated by reference into, and should not be considered a part of, this presentation.

In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov.

The non-GAAP financial measures we use herein are defined by us as follows:

ADJUSTED EBITDA. Adjusted EBITDA is a supplemental measure of our performance. Adjusted EBITDA is defined as Net income (loss) before Depreciation and amortization, Interest expense, net, Income tax (expense) benefit, adjusted to take account of the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These other items include, but are not limited to, Gain (loss) on sale of property and other, net, Share of loss (profit) from equity method investments, Foreign exchange, Share of equity method investments adjusted EBITDA and Share-based compensation expense. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses (income) that do not relate to ongoing business performance.

HOUSE-LEVEL CONTRIBUTION AND MARGIN. House-Level Contribution is defined as House Revenues less In-House operating expenses, which includes expense items such as food and beverage costs, labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. House-Level Contribution Margin is defined as House-Level Contribution as a percentage of our House Revenues and is a key determinant of our performance and profitability and our return on the investment we make in each of our Houses. Given that all costs associated with providing our members with the Soho House experience, including the costs associated with maintaining our Houses and providing services to members while in the Houses, are included in In-House operating expenses, we use House Revenues (inclusive of House Membership Revenues) in calculating House-Level Contribution and House-Level Contribution Margin to assess the overall profitability of our Houses. Accordingly, our management considers House-Level Contribution and House-Level Contribution Margin to be an important management measure to evaluate the performance of each House, and growth in aggregate House-Level Contribution allows us to leverage our general and administrative costs and improve overall profitability.

OTHER CONTRIBUTION AND MARGIN. Other Contribution is defined as Other revenues plus Non-House Membership Revenues less Other operating expenses, which includes expense items not related to the operation of Houses, such as labor costs, variable overheads and fixed costs, such as rent. It does not reflect the impact of depreciation, amortization, impairment, gain or loss on sale of property, or general and administrative expenses. Other Contribution Margin defined as Other Contribution as a percentage of our Other revenues and is a key determinant of our performance and profitability and our return on the investment in our non-House business. Our management considers Other Contribution and Contribution Margin to be an important management measure.

CONSTANT CURRENCY. Some of our financial and operational data that we disclose in this release is presented on a ‘constant currency’ basis to isolate the effect of currency changes during the period. Where we refer to a measure being calculated in ‘constant currency,’ we are calculating the dollar change and the percentage change as if the exchange rate that is being used in the current period was in effect for all prior periods presented. We believe that this calculation provides a more meaningful indication of actual year over year performance and eliminates any fluctuations from currency exchange rates.

While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues or net income (loss), in each case as recognized in accordance with GAAP. In addition, other companies may calculate one or more of these measures differently, which reduces the usefulness of any such measure as a comparative measure.

A reconciliation of Net loss to Adjusted EBITDA for the 13 weeks ending April 2, 2023 and April 3, 2022 is set forth below:

	For the 13 Weeks Ended		Percent Change
	April 2, 2023	April 3, 2022	Actuals	Constant Currency(1)
	Actuals
	(Unaudited, dollar amounts in thousands)
Net income (loss)	$(16,016)	$(60,626)	74%	71%
Depreciation and amortization	24,464	22,831	7%	17%
Interest expense, net	18,701	15,717	19%	30%
Income tax benefit	(171)	(452)	62%	59%
EBITDA	26,978	(22,530)	n/m	n/m
Gain on sale of property and other, net	(681)	(1,663)	59%	55%
Share of income of equity method investments	(871)	(398)	n/m	n/m
Foreign exchange (gain) loss, net⁽²⁾	(13,013)	17,074	n/m	n/m
Share of equity method investments adjusted EBITDA	1,868	1,339	40%	52%
Share-based compensation expense	5,846	7,803	(25)%	(18)%
Membership credits expense(3)	—	705	n/m	n/m
Adjusted EBITDA	$20,127	$2,330	n/m	n/m
1.
See “Non-GAAP Financial Measures” for an explanation of our constant currency results.
2.
Primarily driven by an increase in non-USD denominated working capital as a result our foreign growth, foreign exchange volatility impacting our non-USD debt and working capital.
3.
Beginning on March 14, 2020, due to the COVID-19 pandemic, we issued membership credits to active members of our closed Houses to be redeemed for certain Soho Home products and services. Membership credits were a one-time goodwill gesture, issued as a marketing offer to active members. The expense represents our best estimate of the cost in fulfilling the membership credits.

A Reconciliation of Operating loss to House-Level Contribution & Other Contribution for the 13 weeks ending April 2, 2023 and April 3, 2022 is set forth below:

	For the 13 Weeks Ended
	April 2, 2023	April 3, 2022	Change %	April 3, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$962	$(47,422)	n/m	$(43,568)	n/m
General and administrative	30,574	29,286	4%	26,906	14%
Pre-opening expenses	4,994	4,032	24%	3,704	35%
Depreciation and amortization	24,464	22,831	7%	20,976	17%
Share-based compensation	5,846	7,803	(25)%	7,169	(18)%
Foreign exchange (gain) loss, net	(13,013)	17,074	n/m	15,686	n/m
Other	1,029	776	33%	713	44%
Non-House membership revenues	(8,636)	(6,787)	(27)%	(6,235)	(39)%
Other revenues	(55,883)	(45,480)	(23)%	(41,784)	(34)%
Other operating expenses	56,381	47,633	18%	43,762	29%
House-Level Contribution	$46,718	$29,746	57%	$27,329	71%
Operating margin	0%	(25)%		(25)%
House-Level Contribution Margin	24%	21%		21%

	For the 13 Weeks Ended
	April 2, 2023	April 3, 2022	Change %	April 3, 2022 Constant Currency	Constant Currency Change %
	Actuals
	(Unaudited, dollar amounts in thousands)
Operating income (loss)	$962	$(47,422)	n/m	$(43,568)	n/m
General and administrative	30,574	29,286	4%	26,906	14%
Pre-opening expenses	4,994	4,032	24%	3,704	35%
Depreciation and amortization	24,464	22,831	7%	20,976	17%
Share-based compensation	5,846	7,803	(25)%	7,169	(18)%
Foreign exchange (gain) loss, net	(13,013)	17,074	n/m	15,686	n/m
Other	1,029	776	33%	713	44%
House membership revenues	(74,612)	(51,986)	(44)%	(47,761)	(56)%
In-House revenues	(116,078)	(87,755)	(32)%	(80,623)	(44)%
In-House operating expenses	143,972	109,995	31%	101,056	42%
Total Other Contribution	$8,138	$4,634	76%	$4,257	91%
Operating margin	0%	(25)%		(25)%
Other Contribution Margin	13%	9%		9%

Consolidated statements of operation for the 13 weeks ended April 2, 2023 and April 3, 2022:

	For the 13 Weeks Ended
(in thousands, except for per share data)	April 2, 2023	April 3, 2022
Revenues
Membership revenues	$83,248	$58,773
In-House revenues	116,078	87,755
Other revenues	55,883	45,480
Total revenues	255,209	192,008
Operating expenses
In-House operating expenses	(143,972)	(109,995)
Other operating expenses	(56,381)	(47,633)
General and administrative expenses	(30,574)	(29,286)
Pre-opening expenses	(4,994)	(4,032)
Depreciation and amortization	(24,464)	(22,831)
Share-based compensation	(5,846)	(7,803)
Foreign exchange gain (loss), net	13,013	(17,074)
Other	(1,029)	(776)
Total operating expenses	(254,247)	(239,430)
Operating income (loss)	962	(47,422)
Other (expense) income
Interest expense, net	(18,701)	(15,717)
Gain on sale of property and other, net	681	1,663
Share of income of equity method investments	871	398
Total other expense, net	(17,149)	(13,656)
Income (loss) before income taxes	(16,187)	(61,078)
Income tax benefit	171	452
Net income (loss)	(16,016)	(60,626)
Net income (loss) attributable to noncontrolling interests	64	147
Net income (loss) attributable to Soho House & Co Inc.	$(15,952)	$(60,479)
Net income (loss) per share attributable to Class A and Class B common stock
Basic and diluted	$(0.08)	$(0.30)
Weighted average shares outstanding
Basic and diluted	195,422	202,396

Key Performance and Operating Metrics Evaluated by Management

In assessing the performance of our business, we consider a variety of operating and financial measures. These key measures include:

HOUSE MEMBERSHIP REVENUES. House Membership Revenues are comprised primarily of annual membership fees and one-time legacy registration fees from Soho House members which are amortized over 20 years. The one-time registration fee is no longer applicable to new members admitted from April 4, 2022, see House Introduction Credits below.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized. House Introduction Credits expire three months from the date of issue.

IN-HOUSE REVENUES. In-House revenues include all revenues realized within our Houses, including food and beverage, accommodation and spa products and treatments.

HOUSE REVENUES. House Revenues is defined as House Membership Revenues plus In-House revenues, less Non-House Membership Revenues. Our management views House Membership Revenues and In-House revenues as interrelated and their aggregation as important in tracking House performance. Although there is no minimum spend for any member on In-House offerings, nevertheless in practice most members consume food and beverage, accommodations and other offerings at our Houses. The pricing of our In-House offerings is reflective of the fact that the significant majority of In-House offerings that generate In-House revenues are consumed by members who also pay a membership fee in relation to that House, with pricing of such In-House offerings being identical for both members and non-members.

NUMBER OF SOHO HOUSES. The number of Soho Houses reflects the total number of Soho Houses in operation in any period, irrespective of whether each House is (i) controlled by us, (ii) operated through a non-controlling interest in a joint venture or (iii) operated through a management contract.

We review the number of members from all Houses to assess new member growth, total House Revenues, and House-Level Contribution.

TOTAL MEMBERS. Total members is defined as Soho House members plus Other members.

NUMBER OF SOHO HOUSE MEMBERS. Our Soho House membership model is an integral part of our business and has a significant impact on our profitability and financial performance. Typically, members hold an Every House membership or a Local House membership. Member count is the primary driver of Membership Revenues and is also a critical factor in In-House Revenues as members utilize the offerings that are provided within the Houses. Soho House members include all active, frozen and non-paying members.

The extent to which we achieve growth in our membership base, retain existing members and periodically increase our membership fee rates will impact our profitability. We have historically enjoyed strong member loyalty, reflected by very high retention rates. Robust demand for our memberships is also evidenced by considerable wait lists for our Houses.

The year-over-year increase in our total number of Soho House members is driven by a combination of increases in membership at existing Houses and members from new Houses.

NUMBER OF OTHER MEMBERS. Other members include members of Soho Works and Soho Friends and are key to our growth strategy and enhancing our Soho House member experience. Prior to August 2022, HOME+ membership, which is now included in Soho Friends, was also included. Like Soho House members, other memberships are an integral part of our business and we believe will have a significant impact on our profitability and financial performance in the future.

SOHO HOUSE MEMBER RETENTION. Soho House Member Retention is defined as the number of Adult Paying Members (being all Soho House members excluding child members and complimentary members) at the beginning of a period less the number of Adult Paying Members who canceled their membership during that same period (without giving any effect to Adult Paying Members who froze their memberships during such period), as a proportion of total Adult Paying Members at the beginning of such period.

FROZEN MEMBERS. Frozen Members refers to Soho House members who have elected to suspend their membership payments on a six, nine- or twelve-month basis during which period the member is not able to gain access to a Soho House site as a member, access our membership Apps, or book bedrooms or

Cowshed treatments or products on discounted member rates. Frozen Members are not included in Adult Paying Members, but are included in the total number of Soho House members.

MEMBERSHIP REVENUES. Membership revenues are comprised of House Membership Revenues (as defined below) and Non-House Membership Revenues (as defined below). House Membership Revenues and Non-House Membership Revenues are each comprised primarily of annual membership fees and one-time registration fees which are amortized over 20 years. Membership revenues are a function of the number of members, membership mix, and membership pricing. For GAAP, we report Membership revenues only from Houses and sites in which we own a controlling interest. Our membership pricing varies by geographic segment and membership offering and, as such, our mix of House and Soho Works club openings can affect our revenue growth and profitability over time. Prices are generally higher in North America and the rest of the world compared with the UK and Europe. Membership revenues provide a stable and recurring source of revenues which have few direct costs and, as such, is a reliable and predictable source of cash flow.

HOUSE MEMBERSHIP REVENUES. House Membership Revenues is an important performance indicator and is defined above in the NON-GAAP reconciliation.

IN-HOUSE REVENUES. In-House revenues refer to all revenues realized within our Houses, and primarily includes revenues from food and beverage, accommodation, and spa products and treatments.

HOUSE REVENUES. House Revenues is an important performance indicator and is defined in “Non-GAAP Financial Measures."

OTHER REVENUES. Other revenues are defined as total revenues that are not realized within our Houses, including revenues from Scorpios, Soho Works and our stand-alone restaurants, procurement fees from Soho House Design, Soho Home and Cowshed retail products and other revenues from products and services that we provide outside of our Houses, as well as management fees from The Ned sites and The LINE and Saguaro hotels.

NON-HOUSE MEMBERSHIP REVENUES. Non-House Membership Revenues are comprised of Soho Works membership revenue, Soho Friends membership revenue and SOHO HOME+ membership revenue which was merged into Soho Friends membership at the beginning of August 2022.

HOUSE INTRODUCTION CREDITS. New members admitted from April 4, 2022 have been required to purchase House Introduction Credits as part of their membership, per the House rules. House Introduction Credits are credits of an equivalent value to cash within Houses and are redeemable to purchase food and beverage items, and bedroom stays, at the Houses. House Introduction Credits expire after the first three months from the date of issuance, where legally permitted in the regions we operate, if not utilized or if the Company terminates a member’s House membership. House Introduction Credits are recognized upon issuance as deferred revenue on our consolidated balance sheets. Revenue from House Introduction Credits are recognized as In-House revenues when redeemed by members, and as breakage revenue within Membership revenues upon expiration or in the period that we are able to reliably estimate expected breakage to the extent that they are unredeemed, are recognized. House Introduction Credits expire three months from the date of issue.

ACTIVE APP USERS. Active App Users is defined as unique users who have logged into any of our membership Apps within the last three months.

AVERAGE DAILY RATE. is Average Daily Rate represents the average rental income per paid occupied room.

REVENUE PER AVAILABLE ROOM (RevPAR). The key industry standard for measuring hotel-operating performance is RevPAR, which is calculated by multiplying the percentage of occupied rooms to available rooms by the average daily rate realized. Where this is presented on a like-for like basis, RevPAR is adjusted for new or divested sites, for example Houses that were not open in the comparison period.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our expected financial performance and operational performance for the remainder of fiscal 2023, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including important factors discussed under the caption “Risk Factors” in our annual report on form 10-K for the fiscal year ended January 1, 2023 and as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. In addition, we operate in rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. In addition, the forward-looking statements made in this release relate only to events or information as of the date on which the statements are made in this release. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts:

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com

About Soho House & Co:

Soho House & Co (SHCO) is a global membership platform of physical and digital spaces that connects a vibrant, diverse and global group of members. These members use the Soho House & Co platform to work, socialize, connect, create and flourish all over the world. We began with the opening of the first Soho House in 1995 and remain the only company to have scaled a private membership network with a global presence. Members around the world engage with Soho House & Co through our global collection, as at April 2, 2023, of 41 Soho Houses, 9 Soho Works, Scorpios Beach Club in Mykonos, Soho Home – our interiors and lifestyle retail brand – and our digital channels. The Ned in London, New York and Doha, The LINE and Saguaro hotels in North America also form part of Soho House & Co's wider portfolio.

For more information, please visit www.sohohouseco.com.

Source: Soho House & Co (SHCO)